UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2021

Americas Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16500 Dallas Pkwy #305

Dallas, TX 75248

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (303) 885-8688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of Redeemable Warrant	ATA.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	ATA	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	ATA WS	The New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

On December 13, 2021, Americas Technology Acquisition Corp. (“ATAC”) issued a press release (the “Press Release”) announcing that its sponsor, ATAC Limited Partnership (the “Sponsor”), has requested that ATAC extend the date by which ATAC has to consummate a business combination from December 17, 2021 to March 17, 2022 (the “Extension”). The Extension is the first of up to two three-month extensions permitted under ATAC’s governing documents. In connection with such Extension, the Sponsor has notified ATAC that it intends to cause an aggregate of $1,150,000 to be deposited into ATAC’s trust account on or before December 17, 2021. The Extension provides ATAC with additional time to complete its initial business combination.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Technology Acquisition Corp.

Date: December 13, 2021	By:	/s/ Jorge Marcos
		Name:	Jorge Marcos
		Title:	Chief Executive Officer